UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): September 7, 2005

                                HUMAN BIOSYSTEMS
             (Exact name of registrant as specified in its charter)

                                   000-28413
                            (Commission File Number)

           California                                      77-0481056
 (State or other jurisdiction             (I.R.S. Employer Identification No.)
                       of incorporation or organization)

                    1127 Harker Avenue, Palo Alto, CA 94301
          (Address of Principal Executive Offices Including Zip Code)

       Registrant's telephone number, including area code: (650) 323-0943

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
=======================================================================

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective September 7, 2005, Dr. George Tsukuda resigned from Human BioSystems' Board of Directors. Dr. Tsukuda, who had served on the Board of Directors since the Company's inception, resigned in order to pursue other personal and business interests.

On September 7, 2005, the Board of Directors of Human BioSystems appointed Dr. Larry McCleary to fill the vacancy created by Dr. Tsukuda's resignation. Dr. McCleary has spent the last seven years serving as Director of Human Research for Advanced Metabolic Research Group, LLC, headquartered in Henderson, NV. Dr. McCleary has also been serving on Human BioSystems' Advisory Board since 2002.

There are no transactions between Dr. McCleary and the Company that would require disclosure under Item 404(a) of Regulation S-B. Dr. McCleary is not currently serving on any committee of the Board of Directors.

A copy of the press release announcing the resignation of Dr. Tsukuda and appointment of Dr. McCleary is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired: Not Applicable
(b)	Pro Forma Financial Information: Not Applicable
(c)	Exhibits: The following exhibits are included as part of this report:

Exhibit No.	Description
----------     --------------
99.1		Press Release: Human BioSystems Makes a New Board of
                Directors Appointment

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2005


HUMAN BIOSYSTEMS

By:/s/ Harry Masuda
---------------------
  Harry Masuda
  President and CEO